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                                                                     EXHIBIT 5.1





September 24, 1999


Union Financial Bancshares, Inc.
203 West Main Street
Union, South Carolina  29379-0866

          Re:  Union Financial Bancshares, Inc.
               Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Union Financial Bancshares, Inc., a Delaware corporation ("UFB"), and, at the request of UFB, have examined Pre-Effective Amendment No. 1 to the registration statement on Form S-4 (the "Registration Statement") to be filed on September 24, 1999, by UFB with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder. All capitalized terms not otherwise defined herein have the meanings given them in the Registration Statement.

     The Registration Statement relates to, among other things, the registration under the Act of 582,384 shares, subject to adjustment, of common stock, $.01 par value per share, of UFB (the "UFB Common Stock "), into which certain shares of common stock, $0.01 par value per share of South Carolina Community Bancshares, Inc., a Delaware corporation ("SCCB"), will be converted pursuant to an Agreement and Plan of Merger dated as of July 1, 1999 (the "Merger Agreement") by and between SCCB and UFB and certain related instruments and agreements described in the Registration Statement that were executed, or are to be executed, in connection with the Merger Agreement (the "Related Instruments").

     In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by UFB and SCCB.

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Union Financial Bancshares, Inc.

September 24, 1999
Page 2

     Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

     Based upon and subject to the foregoing, it is our opinion that, upon effectiveness of the Registration Statement and approval of the issuance of the Merger Shares by SCCB shareholders and UFB shareholders, the UFB Common Stock, when issued in accordance with the terms of the Merger Agreement upon consummation of the merger contemplated therein, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                      Sincerely,

                                      /s/ MULDOON, MURPHY & FAUCETTE LLP